Exhibit 10.3

LIMITED GUARANTY, PLEDGE AND SECURITY AGREEMENT

THIS LIMITED GUARANTY AND PLEDGE AGREEMENT (“Guaranty Agreement”) is made as of May 30, 2024 by GLASSBRIDGE ENTERPRISES INC., a Delaware corporation (the “Guarantor”), whose address is set forth below, in favor of WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), whose address is set forth below.

recitals

A. Greenway Mortgage Funding Corp., a New Jersey corporation (“Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of even date herewith (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms which are used herein but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. Pursuant to the Loan Agreement and the Loan Documents, Bank has agreed to make loans to Borrower in the original principal amount of up to $65,000,000 which may be increased to a maximum amount of up to $100,000,000 on the terms and conditions more particularly set forth in the Loan Agreement (the “Loan”), and the Loan is secured by, inter alia, certain mortgage servicing rights held by Borrower associated with the MSR Mortgage Loans as more particularly described in the Loan Agreement (the “Pledged Servicing Rights”).

C. The obligations of Borrower under the Loan Documents have been guaranteed by Greenway Mortgage Holding Corporation, a Delaware corporation (“HoldCo Guarantor”) pursuant to that certain Guaranty executed and delivered by HoldCo Guarantor in favor of Bank.

D. Borrower and Guarantor have entered into that certain True Excess Servicing Spread Acquisition Agreement For FNMA Mortgage Loans dated as of May 21, 2024 (the “TESPA Agreement”) pursuant to which Guarantor has purchased the Excess Servicing Spreads associated with the Fannie Mae Mortgage Loans.

E. HoldCo Guarantor and Guarantor have entered into that certain Reference Spread Payment Agreement dated and effective as of September 29, 2023 (the “RESPA Agreement”) pursuant to which Guarantor has acquired rights to receive certain portions of Excess Servicing Spreads associated with the Fannie Mae Mortgage Loans.

F. As a condition precedent to making the Loan and undertaking the commitments under the Loan Agreement, Bank has required that Guarantor pledge to Bank all of its right, title and interest in the TESPA Agreement and the RESPA Agreement and the Excess Servicing Spread and other assets acquired by Guarantor pursuant to the TESPA Agreement and the RESPA Agreement.

G. Guarantor has an interest in continuing to acquire Excess Servicing Spreads and in permitting Borrower to have access to the Loan which will enable it to potentially continue to purchase mortgage servicing rights, and therefore has determined that the execution, delivery and performance of this Guaranty directly benefits and is in the best interest of Guarantor.

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Guaranty

1. As collateral security for the payment, performance and observation of all of the Guaranteed Indebtedness (as defined below), Guarantor hereby pledges and assigns to Bank a continuing security interest in and to all of Guarantor’s right, title and interest in the TESPA Agreement and the RESPA Agreement and all assets and property acquired by Guarantor pursuant to the terms thereof (whether Guarantor has acquired an ownership interest in the same or a security interest in the same) (all of the foregoing, collectively, the “Collateral”), which Collateral shall include without limitation (a) any deposit and securities accounts into which any Excess Servicing Spread in respect of the Mortgage Loans or any other amounts associated with the MSR Mortgage Loans or Pledged Servicing Rights are deposited, including the deposit accounts specified as the “Distribution Account” under the TESPA Agreement or the RESPA Agreement together with all money, instruments, certificates of deposit, and other property of Guarantor now or hereafter held in any such account; (b) any right to any Excess Servicing Spread associated with the Mortgage Loans or Pledged Servicing Rights, including the “True Excess Spread” as defined in the TESPA Agreement or any “Reference Spread” as defined in the RESPA Agreement; (c) all rights to have and receive any of the Collateral described above, all accessions or additions to and substitutions for any of such Collateral, together with all renewals and replacements of any of such Collateral, all other rights and interests now owned or hereafter acquired by Guarantor in, under or relating to any of such Collateral or referred to above and all proceeds of any of such Collateral and (d) any instruments, documents or writings evidencing any monetary obligation, contract right, account or security interest in any of such property or its proceeds accruing or accrued and all other rights and interests in and to any and all security for or claims against others in respect of any of the property described or referred to in this definition; all books, records, contract rights, instruments, documents (including all documents of title), chattel paper and proceeds relating to, arising from or by virtue of or collections with respect to, or comprising part of, any of such property described or referred to herein, including all insurance and claims for insurance effected or held for the benefit of Borrower or Bank in respect of any of the foregoing, in each case whether now existing or hereafter arising, accruing or accrued; and all other rights and interests in and to any and all security for or claims against others in respect of any of the rights, interests and property described or referred to herein.

2. Subject to the following paragraph, Guarantor hereby irrevocably and unconditionally guarantees to Bank the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined). The term “Guaranteed Indebtedness”, as used herein means all obligations, indebtedness, and liabilities of Borrower to Bank, now existing or hereafter arising under or in connection with the Loan Agreement or any other Loan Document, whether direct, indirect, related, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all extensions, renewals, and modifications thereof, including, without limitation, the obligations, indebtedness, and liabilities of Borrower to make payments under Sections 2.9 (Payments), 6.5 (Expenses of Bank), 10.10 (Indemnification of Bank), or 11.7 (Additional Sums). The term “Guaranteed Indebtedness” shall include any and all post-petition interest and expenses (including attorneys’ fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. It is anticipated that fluctuations may occur in the aggregate amount of the Guaranteed Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Guaranteed Indebtedness, even to zero dollars, shall not constitute a termination of this Guaranty. This Guaranty is binding upon the Guarantor and Guarantor’s successors and assigns so long as any of the Guaranteed Indebtedness remains unpaid and even though the Guaranteed Indebtedness may from time to time be zero dollars.

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Notwithstanding anything set forth herein, Guarantor has guaranteed the Guaranteed Indebtedness to Bank for the sole purpose of supporting the pledge to Bank of the Collateral, and as such ,Bank’s recourse against Guarantor in respect of the foregoing guarantee shall be limited solely to the pledge to Bank of the Collateral pursuant to this Guaranty and provided, further, that the foregoing guarantee shall terminate upon the release of the Collateral and shall have no force and effect separate and apart from, and may not be enforced except in connection with, this Guaranty Agreement. Nothing contained herein shall limit or derogate from any other guaranty given to Bank in connection with Borrower’s obligations with respect to the Loan.

3. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness (excluding contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted). No set off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Bank or any other party (other than a defense of payment or performance or in the case of willful misconduct or gross negligence by Bank or such other party), or which Guarantor may have against Borrower, Bank, or any other party (other than a defense of payment or performance or in the case of willful misconduct or gross negligence by Bank or such other party), shall be available to, or shall be asserted by, Guarantor against Bank or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

4. If Guarantor becomes liable for any indebtedness owing by Borrower to Bank by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Bank hereunder shall be cumulative of any and all other rights that Bank may ever have against Guarantor. The exercise by Bank of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, it shall not be necessary for Bank, in order to enforce such payment by Guarantor and remedies against the Collateral pursuant to the terms of this Guaranty Agreement, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against or with respect to any collateral pledged by any Obligated Party other than Guarantor. In the event such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Bank with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by Guarantor and, in addition, upon payment by Guarantor of any sums to Bank hereunder, all rights of Guarantor against Borrower or with respect to any Collateral for which such payment had been made arising by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness.

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6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor on the terms and conditions provided for herein.

7. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any Collateral; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, or amendment of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Bank to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any collateral or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any collateral or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any collateral; (h) any payment by Borrower or any other party to Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any Collateral or any collateral securing any or all of the Guaranteed Indebtedness or (l) any change in the corporate existence, structure, or ownership of Borrower.

Guarantor waives any and all rights or defenses based on suretyship or impairment of collateral including, but not limited to, any rights or defenses arising by reason of any “one action” or “anti-deficiency” law or any other law which may prevent Bank from bringing any action, including a claim for deficiency, against Guarantor, before or after Bank’s commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale. Guarantor expressly waives, to the extent permitted by Arizona law, all of Guarantor’s rights under sections 12-1641 through 12-1646 inclusive, 44-142 of the Arizona Revised Statutes, and Rule 17(e) of the Arizona Rules of Civil Procedure, as now enacted or hereafter modified, amended or replaced.

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8. Guarantor represents and warrants to Bank as follows:

(a) Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b) The execution, delivery, and performance by Guarantor of this Guaranty Agreement does not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and does not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

(c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

(d) The value of the consideration received and to be received by Guarantor as a result of Bank entering into the Loan Agreement with the Borrower and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and such extensions of credit have benefited or may reasonably be expected to benefit Guarantor directly or indirectly.

(e) Guarantor is not now insolvent, nor will the execution of this Guaranty render Guarantor insolvent; the execution of this Guaranty will not leave Guarantor with unreasonably small capital or assets in order to conduct the business of Guarantor as it is currently conducted; the obligations incurred under this Guaranty have not been incurred with the intent to hinder, delay, or defraud present or future creditors; and the execution of this Guaranty is not intended or believed by Guarantor to be an incurrence of an obligation or debt of Guarantor beyond Guarantor’s ability to pay such obligation or debt as it becomes due.

(f) Guarantor has, independently and without reliance upon Bank and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty Agreement.

(g) Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and Guarantor is not relying upon Bank to provide (and Bank shall have no duty to provide) any such information to Guarantor either now or in the future.

(h) No reports, financial statements, certificates or other information furnished by or on behalf of Guarantor to Bank in connection with this Guaranty Agreement or any other Loan Document or delivered hereunder or thereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i) Intentionally Omitted

(j) Guarantor has not pledged any right, title or interest in the TESPA Agreement or in the RESPA Agreement or in any of the Collateral to any Person nor assigned any of its rights under the TESPA Agreement or the RESPA Agreement or to any of the Collateral to any Person other than the grant made to Bank hereunder.

9. In the event that, notwithstanding the representations, warranties and acknowledgements of Guarantor contained in Section 7 above, the incurring of the obligations under this Guaranty is found, by a final, non-appealable judgment or order of a court, to constitute a fraudulent transfer under the Uniform Fraudulent Transfer Act (Arizona Revised Statutes (“ARS”) Section 44-1001 et seq., as amended, and any successor statute), the Bankruptcy Code (Title 11 of the United States Code), or any similar statutes, then the amount of the Guaranteed Obligations of Guarantor pursuant to this Guaranty shall be reduced to $1.00 less than the amount that would otherwise make this Guaranty a fraudulent conveyance. The limitation on the liability of Guarantor contained in this Section 9 shall not limit any right of Bank against Guarantor available at law or in equity, including, without limitation, rights of Bank against Guarantor based upon any inaccuracy of, or the failure of Guarantor to comply with, the provisions of Section 8 or Section 10.

10. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or the Loan Agreement is in effect:

(a) Intentionally Omitted

(b) Intentionally Omitted

(c) Guarantor will furnish to Bank, upon prior written request, copies of the federal income tax returns filed by Guarantor for such applicable tax year.

(d) Guarantor will promptly notify Bank of any material adverse change in Guarantor’s financial status.

(e) Except to the extent Borrower would be permitted to do so pursuant to the express rights granted to Borrower under the Loan Agreement, Guarantor has not and will not, without the prior written consent of Bank, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or any of the Collateral.

(f) Intentionally Omitted

(g) Guarantor will furnish promptly to Bank such additional information concerning Guarantor as Bank may reasonably request.

(h) Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty Agreement and will promptly furnish copies thereof to Bank.

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(i) Guarantor hereby agrees to take any or all action that may be necessary or that Bank may request in order for Bank to obtain control in accordance with the Uniform Commercial Code (the “UCC”) with respect to the Collateral. Guarantor hereby acknowledges and agrees that any agent or designee of Bank shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

11. To the maximum extent permitted by applicable law, and for the purpose of taking any action that Bank may reasonably deem necessary or advisable to accomplish the purposes of this Guaranty Agreement, Guarantor hereby (i) authorizes Bank to file in any appropriate filing office one or more financing or continuation statements and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that Bank has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Guaranty Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

12. Intentionally Omitted

13. If any Event of Default shall have occurred and be continuing:

(a) Bank may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or otherwise available to Bank at law or in equity, and also may (i) take absolute control of the Collateral, including transfer into Bank’s name or into the name of its nominee or nominees (to the extent Bank has not theretofore done so) and thereafter receive, for the benefit of Bank and Banks, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) foreclose upon or otherwise enforce its security interest in and lien on the Collateral, or on such portions or elements of the Collateral as Bank shall elect to proceed against from time to time; (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Bank’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Bank may reasonably deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Bank may reasonably deem commercially reasonable; (iv) at Bank’s option and in its sole discretion, to notify any or all makers obligated under any or all items of Collateral, that the Collateral has been assigned to Bank and that all payments thereon are to be made directly to Bank or such other Person as may be designated by the Bank; (v) settle, compromise, or release, in whole or in part, any amounts owing on the Collateral or any portion of the Collateral, on terms acceptable to Bank and (vi) enforce payment and performance and prosecute any action or proceeding with respect to any and all Collateral. Guarantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to Guarantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Guarantor hereby waives any claims against Bank and Banks arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Bank accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that Guarantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof. Guarantor hereby acknowledges that (i) any such sale of the Collateral by Bank shall be made without warranty, (ii) Bank may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) Bank may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Bank (on behalf of itself and Banks) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral

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(b) Reserved

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Bank is legally entitled, Guarantor, subject to Section 2 hereof, shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by Bank to collect such deficiency.

(d) Guarantor hereby acknowledges that if Bank complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) Bank shall not be required to marshal any present or future collateral security (including, but not limited to, this Guaranty Agreement and the Collateral) for, or other assurances of payment of, the Guaranteed Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Bank’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Guarantor lawfully may, Guarantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Bank’s rights under this Guaranty Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantor hereby irrevocably waives the benefits of all such laws.

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(f) Guarantor irrevocably and unconditionally:

(i) consents to the appointment of pre-judgment and/or post-judgment receivers with all of the same powers that would otherwise be available to Guarantor, including, but not limited to the power to (A) hold, manage, control or dispose of the Collateral wherever located, (B) take any action with respect to the Collateral to the maximum extent permitted by law and (C) conduct a public or private sale of any or all of Bank’ right, title and interest in and to such Collateral, including any disposition of the Collateral to Bank in exchange for cancellation of all or a portion of the Guaranteed Obligations;

(ii) agrees not to oppose or otherwise interfere (directly or indirectly) with any effort by Bank to seek the appointment of a receiver;

(iii) waives any right to demand that a bond be posted in connection with the appointment of any such receiver; and

(iv) waives any right to appeal the entry of an order authorizing the appointment of a receiver.

14. All rights of Bank, all liens and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Loan Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Guarantor in respect of the Secured Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest. Guarantor does hereby (a) waive notice of acceptance of this Guaranty Agreement by Bank and, except as specifically set forth herein or in the other Loan Documents, any and all notices and demands of every kind that may be required to be given by any statute, rule or law, (b) waive all suretyship defenses, (c) waive, and agree to refrain from asserting, any defense, right of set-off or other claim that Guarantor or Borrower may have against Bank or the holder of the Note, but Guarantor may bring a separate claim or separate action against such party and mandatory or compulsory counterclaims, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive any and all rights and defenses Guarantor may have: (i) because the Note is secured by real property, (ii) under or by virtue of any anti-deficiency, “one form of action” and other similar Laws, or (iii) under or by virtue of Laws that would limit or discharge any Borrower’s indebtedness, (f) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (g) waive any and all rights or defenses Guarantor may have by reason of any election of remedies by Bank, (h) waive, at all times while this Guaranty Agreement is in effect, any and all rights of subrogation, reimbursement, indemnification and contribution from and against any Borrower, and (i) waive any failure by Bank to inform Guarantor of any facts Bank may now or hereafter know about any Borrower, any Property, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Bank has no duty to so inform and that Guarantor is fully responsible for being and remaining informed by Borrowers of all circumstances bearing on the risk of nonperformance of the Obligations. Credit may be granted or continued from time to time by Bank to any Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of any Borrower at the time of any such grant or continuation. Bank shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of any Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made to Guarantor by Bank.

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15. Guarantor further agrees that its liability as guarantor shall not be impaired or affected by any renewals, extensions or increases in the amount of the Loan which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Loan or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Bank under the Loan Agreement, any or any other Loan Documents, or by Bank’s failure or election not to pursue any other remedies it may have against any Borrower or any guarantor, or by any change or modification in the Loan Agreement or any other Loan Document (including but not limited to any increase in the principal amount of the Loan), or by the acceptance by Bank of any additional security or any increase, substitution or change therein, or by the release by Bank of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation owing to Bank under the Loan Documents other than the indebtedness due under the Loan Documents even though Bank might lawfully have elected to apply such payments to any part or all of the indebtedness due under the Loan, it being the intent hereof that, subject to Bank’s compliance with the terms of this Guaranty Agreement, Guarantor shall remain liable for the performance of its obligations hereunder, notwithstanding any act or thing that might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Bank may at any time enter into agreements with any Borrower to amend and modify the Loan Agreement or other Loan Documents, and may waive or release any provision or provisions of the Loan Agreement and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Bank and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty Agreement or any of Bank’s rights hereunder or Guarantor’s obligations hereunder.

16. No amendment or waiver of any provision of this Guaranty Agreement nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Bank. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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17. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of Guarantor against Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

18. This Guaranty Agreement is for the benefit of Bank and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor’s successors and assigns. It is not necessary for Bank to inquire into the powers of Borrower or Guarantor or of the officers, directors, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

19. Guarantor recognizes that Bank is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Bank in making extensions of credit to Borrower. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

20. This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Maricopa County, Arizona, and shall be governed by and construed in accordance with the laws of the State of Arizona.

21. Guarantor shall defend, protect, indemnify and hold harmless Bank from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including reasonable attorneys’ fees, costs, expenses and disbursements) incurred by Bank to the extent that they arise out of or otherwise result from or relate to or are in connection with a violation by Guarantor under this Guaranty Agreement (including enforcement of this Guaranty Agreement), except claims, losses or liabilities resulting solely and directly from Bank’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction. Guarantor agrees to pay to Bank upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for Bank in the exercise or enforcement of any of the rights of Bank hereunder, or as the result of the failure by Guarantor to perform or observe any of the provisions hereof, and in no event shall the limitations set forth in Section 2 hereof apply to the obligations of Guarantor under this Section 21.

22. Except as explicitly set forth in the Loan Agreement, Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

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23. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission) and shall be given to such party at its address set forth below. Each such notice, request or other communication shall be effective (a) if given by mail, three (3) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (b) if given by reputable overnight delivery service, when delivered, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified below.

To Bank:	WESTERN ALLIANCE BANK
2701 East Camelback Road, Suite 110
Phoenix, Arizona 85016
Attention: Joshua Ormiston
Email: jormiston@westernalliancebank.com

To Guarantor:	GLASSBRIDGE ENTERPRISES, INC.
551 Madison Avenue, Suite 800
New York, New York 10022
Attention: Daniel Strauss
Email: dstrauss@glassbridge.com

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Lloyd Rothenberg
Email: lrothenberg@loeb.com

24. Each Loan Document, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that the Bank may exercise any and all rights granted to it under any Loan Document without affecting the validity or enforceability of this Guaranty Agreement.

25. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND BANK WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY GUARANTOR AND BANK AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND BANK.

26. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty Agreement as of the day and year first above written.

GUARANTOR:

GLASSBRIDGE ENTERPRISES INC.,
a Delaware corporation

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

Signature Page to

Limited Guaranty, Pledge and Security Agreement